NEWS RELEASE
--------------------------------------------------------------------------------
                                                           FOR IMMEDIATE RELEASE


CONTACT:

Catherine M. Frost
Vice President
RxBazaar, Inc.
(603) 868-1357
cathy.frost@rxbazaar.com


                       - CORRECTION TO PREVIOUS RELEASE -

                  RXBAZAAR CEO INTERVIEWED BY STEVE CROWLEY ON
                            AMERICAN SCENE TALK RADIO

          - BROADCAST SCHEDULED FOR MONDAY, FEBRUARY 16, 2004 BETWEEN
                          9:00 AM AND 11:00 AM (EST) -


CINCINNATI, OH, FEBRUARY 13, 2004 - RXBAZAAR, INC. (OTC BB: RXBZ) today announced that the Company's Chief Executive Officer, C. Robert Cusick, will be interviewed today by Steve Crowley on American Scene talk radio. The American Scene show is being taped at The National Investment Banking Association's
(NIBA) Capital Conference in Las Vegas, Nevada and will be broadcast on Monday, February 16, 2004 between 9:00 AM and 11:00 AM EST.

American Scene radio program airs Nationally 5 days a week across the United States. In addition, the program also airs on 140 affiliates on the Cable Radio Network and The Business Talk Radio Network as well as on the Internet with its "Wealthy And Wise" theme. Launched nationally from Walt Disney World in 1990, American Scene's Steve Crowley mixes up money topics and stock talk with guests and callers to produce a program that appeals to listeners and investors mainly age 35 and higher. Regular guests on the program include: Louis Rukeyser, Steve Forbes, Frank Capiello, Rudy Giuliani, Regis Philbin and Louis Navellier to name a just a few. More information on the American Scene program may be found at http://www.americansceneradio.com.

Mr. Cusick has been discussing RxBazaar at the NIBA conference through a series of activities including an opening presentation and breakout sessions. NIBA was organized in June 1994 as a national association of regional and independent broker-dealer and investment banking firms. NIBA's goals are facilitating the exchange of information to improve business conditions generally, and with respect to matters relating to corporate finance, syndication and product development, and other aspects of capital formation; to educate and inform business, government, media, academia, and the investing public regarding these matters; to engage in government relations activities to create an informed environment among the legislative, regulatory, and judicial functions of government; and to conduct research and provide statistical programs to aid these various activities. More information on NIBA is available on the Internet at http://www.nibanet.org.

RxBazaar, Inc., is a distributor of brand and generic pharmaceutical and medical products that are produced by a range of manufacturers. The Company distributes products through its traditional call center and through its internally developed Internet trading portal that provides a platform for the anonymous buying and selling of pharmaceutical products. The Company believes it has developed an innovative approach by making available to its target market of independent pharmacies discount purchasing opportunities that were previously unavailable. More information about the Company can be found at its web site, www.rxbazaar.com.

Except for historical facts, the statements in this news release, as well as oral statements or other written statements made or to be made by RxBazaar, Inc., are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties. For example, statements about the Company's operations, as well as statements about its ability to continue to develop its Internet sales, are forward-looking statements. Forward-looking statements are merely the Company's current predictions of future events. The statements are inherently uncertain, and actual results could differ materially from the statements made herein. There is no assurance that the Company will be able to operate profitably, or that a public market in the Company's securities will develop or, if one develops, that it will be sustained. For a description of additional risks and uncertainties, please refer to the Company's filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003 as well as the matters discussed under the heading "Risk Factors" in its registration statement on Form SB-2 filed with the SEC on September 10, 2002. The Company assumes no obligation to update its forward-looking statements to reflect new information and developments.


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